UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

AMERICANWEST BANCORPORATION
(Exact name of registrant as specified in its charter)
Washington	0-18561	91-1259511

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

41 W. Riverside Avenue, Suite 400 Spokane, WA		99201

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

(e) On December 29, 2006, AmericanWest Bank (“Bank”), the principal operating subsidiary of AmericanWest Bancorporation, entered into amended employment agreements with executive officers Robert Daugherty, Rick Shamberger, Diane Kelleher, Greg Hansen, Nicole Sherman and R. Blair Reynolds. The amendments to the agreements with the six executives principally include:

1.	Addition of language to comply with Section 409A of the IRS Code

2.	Revision of language related to section 280G of the IRS Code to provide for a reduction of any change in control related payment that is an “excess parachute payment” under section 280G

3.	Revision of language related to non-competition and non-solicitation

4.	Revision to the calculation of and timing for payment of the benefit payable upon termination subsequent to a change in control such that if within two years of a change in control an executive is terminated by the Bank (or its successor) without cause or the executive terminates for good reason, such executive is entitled to receive an amount paid in equal monthly installments over the longer of one year or the remaining term of his or her employment agreement equal to two years’ base salary, the amount of such executive’s bonus paid during the previous twelve months and the amount equal to any earned but unpaid incentive compensation for a completed performance period. In addition, each executive remains entitled to acceleration of vesting of stock options and discretionary performance shares.

      On December 31, 2006, the Bank entered into a Change in Control Agreement with Wade Griffith, Senior Vice President/Chief Information Officer, which provides that if Mr. Griffith is not offered a comparable position following a change in control he is entitled to receive an amount equal to his base salary and bonus paid for the twelve months preceding the change in control, acceleration of unvested stock options and restricted stock awards and acceleration of vesting of benefits under his 2003 Executive Salary Continuation Agreement. The Change in Control Agreement also provides for a reduction of any change in control related payment that is an “excess parachute payment” under section 280G and a one year post-termination nonsolicitation covenant.

      Copies of the amendments and the Change in Control Agreement are included as exhibits to this Form 8-K.

Section 9 – Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits

(c) Exhibit No.      Exhibit Description

        99.1           Amendment No. 1 to Employment Agreement for Robert M. Daugherty
        99.2           Amendment No. 1 to Employment Agreement for Rick Shamberger
        99.3           Amendment No. 1 to Employment Agreement for Diane Kelleher
        99.4           Amendment No. 1 to Employment Agreement for Greg Hansen
        99.5           Amendment No. 1 to Employment Agreement for Nicole Sherman
        99.6           Amendment No. 2 to Employment Agreement for R. Blair Reynolds
        99.7           Change in Control Agreement for Wade Griffith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION,
a Washington Corporation

Dated: January 5, 2007	/s/ Patrick J. Rusnak
Patrick J. Rusnak
Executive Vice President & Chief Operating Officer